UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Inland Diversified Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	June 12, 2013
Time:	10:00 a.m. central time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(800) 826-8228

Notice of Annual Meeting of Stockholders
to be held
June 12, 2013

Dear Stockholder:
Our annual stockholders' meeting will be held on June 12, 2013, at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523. At our annual meeting, we will ask you to:

•	elect seven directors; and
•transact any other business that may be properly presented at the annual meeting.
If you were a stockholder of record at the close of business on March 29, 2013, you may vote in person at the annual meeting and any postponements or adjournments of the meeting. A list of these stockholders will be available at our offices before the annual meeting.
Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

Cathleen M. Hrtanek
Secretary
April 16, 2013

TABLE OF CONTENTS

This proxy statement contains information related to the annual meeting of stockholders to be held June 12, 2013, beginning at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about April 16, 2013.
INFORMATION ABOUT THE ANNUAL MEETING
Information About Attending the Annual Meeting
The board of directors of Inland Diversified Real Estate Trust, Inc. (referred to herein as the “Company,” “we,” “our” or “us”), a Maryland corporation, is soliciting your vote for the 2013 annual meeting of stockholders. At the meeting, you will be asked to:

•	elect seven directors; and

•	transact any other business that may be properly presented at the annual meeting.
The board of directors recommends that you vote “FOR” each of the nominees for election as director who are named in this proxy statement. If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”). If you plan on attending the annual meeting of stockholders in person, please contact Ms. Roberta S. Matlin, our vice president, at (800) 826-8228, so that we can arrange for sufficient space to accommodate all attendees.
Information About Voting
Holders of our common stock at the close of business on March 29, 2013 (the “Record Date”) are entitled to receive this notice and to vote their shares at the annual meeting. As of the Record Date, there were 115,619,679 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.
Your vote is needed to ensure that the proposal can be acted upon. We are a widely held company, and no large affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting. Therefore, your vote is very important, even if you own a small number of shares. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We welcome your attendance at the meeting.
You may vote in person or by granting us a proxy to vote on the proposal. You may authorize a proxy in any of the following ways:

•	by mail: sign, date and return the proxy card in the enclosed envelope;

•	via telephone: dial (888) 426-7019 and follow the instructions provided on the proxy card; or

•	via the Internet: go to www.proxyvoting.com/indiv and follow the instructions provided on the proxy card.
If you return your proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each of the nominees slated for election as a director who are named in this proxy statement.
If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, Attention: Ms. Roberta S. Matlin, vice president; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.
Information Regarding Tabulation of the Vote
We have hired Morrow & Co., LLC (“Morrow”), 470 West Ave, Stamford, CT 06902, to solicit proxies on our behalf. In addition, Morrow will tabulate all votes cast at the annual meeting and will act as the inspector of election.
Quorum Requirement
The presence, in person or by proxy, of stockholders holding 50% or more of the shares of our common stock outstanding is necessary to constitute a “quorum.” There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then your shares will be considered present for purposes of establishing a quorum.
Information About Vote Necessary for Action to be Taken
Each nominee for director must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting to be elected. A properly executed proxy marked “withhold authority” will be counted for purposes of establishing a quorum, but will have the effect of a vote against each nominee for director for which authority is withheld.

Costs of Proxies
We will bear all costs and expenses incurred in connection with soliciting proxies. Our directors and executive officers, as well as certain employees of our business manager, Inland Diversified Business Manager & Advisor, Inc. (sometimes referred to herein as the “Business Manager”), also may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. These individuals will not receive any additional compensation for these activities, but may be reimbursed by us for their reasonable out-of-pocket expenses. In addition, we have hired Morrow to solicit proxies on our behalf. We will pay Morrow a fee of up to $5,500 plus a fee equal to $5.50 for each stockholder solicited by telephone and any out-of-pocket expenses for soliciting proxies.
Other Matters
We are not aware of any other matter to be presented at the annual meeting. Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting. If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.
Important Notice Regarding the Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 12, 2013. This proxy statement, the proxy card and our annual report to stockholders for the year ended December 31, 2012 are available on our website at www.inlanddiversified.com. Additional copies of this proxy statement, our annual report to stockholders or our Annual Report on Form 10-K for the year ended December 31, 2012 will be furnished to you, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations. If requested by stockholders, we also will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2012 for a reasonable fee.
All of the reports, proxy materials and other information that we file with the SEC also can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

STOCK OWNERSHIP
Stock Owned by Certain Beneficial Owners and Management
Based on a review of filings with the SEC, the following table reflects the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of April 12, 2013.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Robert D. Parks, Director and Chairman of the Board (3)	61,007	*
Lee A. Daniels, Independent Director (4)	4,142	*
Gerald W. Grupe, Independent Director (5)	10,000	*
Brenda G. Gujral, Director (6)	3,716	*
Heidi N. Lawton, Independent Director	—	—
Barry L. Lazarus, Director and President (7)	18,657	*
Charles H. Wurtzebach, Independent Director (8)	1,179	*
Roberta S. Matlin, Vice President (9)	1,095	*
Steven T. Hippel, Treasurer and Chief Financial Officer	—	—
Cathleen M. Hrtanek, Secretary (10)	3,501	*
All Directors and Officers as a group (ten persons)	103,297	*

*	Less than 1%
(1)	The business address of each person listed in the table is c/o Inland Diversified Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.
(2)	All fractional ownership amounts have been rounded to the nearest whole number.
(3)	Mr. Parks has sole voting power and shares investment power with his wife over all of the shares that he beneficially owns.
(4)	Mr. Daniels has sole voting and investment power over all of the shares that he beneficially owns.
(5)	Mr. Grupe and his wife share voting and investment power over all of the shares that he beneficially owns.
(6)
Ms. Gujral has sole voting power and shares investment power with her husband over 488 of the shares that she beneficially owns. Ms. Gujral has sole voting and investment power over the remainder of the shares that she beneficially owns.

(7)
Mr. Lazarus has sole voting power and shares investment power with his brother over 5,000 of the shares that he beneficially owns. Mr. Lazarus has sole voting power and shares investment power with his wife over the remainder of the shares that he beneficially owns.

(8)	Mr. Wurtzebach has sole voting and investment power over all of the shares that he beneficially owns.
(9)	Ms. Matlin has sole voting power and shares investment power with the trustee of her trust over all of the shares that she beneficially owns.
(10)	Ms. Hrtanek has sole voting and investment power over all of the shares that she beneficially owns.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of our common stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all forms they file. Based solely on a review of the copies of these forms furnished to us during, and with respect to, the fiscal year ended December 31, 2012, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially owned more than 10% of the outstanding shares of our common stock complied with these filing requirements during the fiscal year ended December 31, 2012.
Interest of Certain Persons in Matters to Be Acted On
No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the annual meeting.
CORPORATE GOVERNANCE PRINCIPLES
Independence
Our business is managed under the direction and oversight of our board. The members of our board are Lee A. Daniels, Gerald W. Grupe, Brenda G. Gujral, Heidi N. Lawton, Barry L. Lazarus, Robert D. Parks and Charles H. Wurtzebach. As required by our charter, a majority of our directors must be “independent.” As defined by our charter, an “independent director” is a person who: (1) is not directly or indirectly associated, and has not been directly or indirectly associated within the two years prior to becoming an independent director, with our sponsor, Inland Real Estate Investment Corporation (“IREIC”), our Business Manager or any of their affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with or as an officer or director of IREIC, our Business Manager or any of their affiliates; (2) has not served, or is not serving, as directors for more than three REITs originated by IREIC or advised by the Business Manager or any of its affiliates; and (3) performs no other services for the Company, except as a director.
Although our shares are not listed for trading on any national securities exchange and therefore our board of directors is not subject to the independence requirements of the New York Stock Exchange (“NYSE”) or any other national securities exchange, our board has evaluated whether our directors are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, among other things, the board of directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
After reviewing all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our management and our independent registered public accounting firm, and considering each director's direct and indirect association with IREIC, our Business Manager or any of their affiliates, the board has determined that Ms. Lawton along with Messrs. Daniels, Grupe and Wurtzebach qualify as independent directors.

Board Leadership Structure and Risk Oversight
We have separated the roles of the president and chairman of the board in recognition of the differences between the two roles. Mr. Lazarus, in his role as both our president and the president of our Business Manager, is responsible for setting the strategic direction for the Company and for providing the day to day leadership of the Company. Mr. Parks, as chairman of the board, organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions. Mr. Parks presides over meetings of the board of directors and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.
Although we do not have a lead independent director, our board believes that it is able to effectively provide independent oversight of our business and affairs, including risks facing the Company, without a lead independent director through the composition of our board of directors, the strong leadership of the independent directors and the independent committees of our board. Our full board of directors, including our independent directors, is responsible for approving all transactions, and each transaction between us and our Business Manager or its affiliates must be approved by the affirmative vote of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. In addition, each board member is kept apprised of our business and developments impacting our business and has complete and open access to the members of our management team, our Business Manager and our real estate managers, Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC and Inland Diversified Development Services LLC (collectively, our “Real Estate Managers”).
Our board is actively involved in overseeing risk management for the Company. Our board of directors oversees risk through: (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) the required approval by the board of directors of all transactions, including, among others, acquisitions and dispositions of properties, financings and our agreements with our Business Manager, our Real Estate Managers and the ancillary service providers; (3) the oversight of our business by the audit and nominating and corporate governance committees; and (4) its review and discussion of regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.
Communicating with Directors
Stockholders wishing to communicate with our board and the individual directors may send communications by letter, e-mail or telephone, in care of our corporate secretary, who will review and forward all correspondence to the appropriate person or persons for a response.
Our non-retaliation policy, also known as our “whistleblower” policy, prohibits us from retaliating or taking any adverse action against our employees, or the employees of our Business Manager or its affiliates, for raising a concern, including concerns about accounting, internal controls or auditing matters. Employees preferring to raise their concerns in a confidential or anonymous manner may do so by contacting our compliance officer at (630) 218-8000. A complete copy of our non-retaliation policy may be found on our website at www.inlanddiversified.com under the “Corporate Governance” tab.
Committees of our Board of Directors
Our board has formed an audit committee and a nominating and corporate governance committee. Each committee is comprised of three independent directors and each committee has adopted a written charter, which is available on our website at www.inlanddiversified.com under the “Corporate Governance” tab.
Audit Committee. Our board has formed a separately-designated standing audit committee, comprised of Messrs. Daniels and Wurtzebach and Ms. Lawton. Mr. Wurtzebach serves as the chairman of this committee, and our board has determined that Mr. Wurtzebach qualifies as an “audit committee financial expert” as defined by the SEC. The audit committee assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent registered public accounting firm; (4) the adequacy of our internal controls; and (5) the performance of our independent registered public accounting firm. The report of the committee is included in this proxy statement.
Nominating and Corporate Governance Committee. The nominating and corporate governance committee is comprised of Messrs. Daniels, Grupe and Wurtzebach and Ms. Lawton. Mr. Daniels serves as the chairman of this committee. The committee is responsible for recommending individuals to the board for nomination as members of the board and its committees as well as developing and recommending corporate governance guidelines. The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by the Business Manager and by stockholders. In recommending candidates for director positions, the committee takes into account many factors and evaluates each director candidate in light of, among other things, the candidate's knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate's independence from conflict with the Company and the ability of the candidate to devote an appropriate amount of effort to board duties. The committee also focuses on persons actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be independent, as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director, other than the independent directors, must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully evaluate the type of assets we acquire. The committee also considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds. The committee evaluates each individual candidate by considering all of these factors as a whole, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors.

Other Committees. Our board does not have a compensation committee or a charter that governs the compensation process. Instead, the full board of directors performs the functions of a compensation committee, including reviewing and approving all forms of compensation for our independent directors. In addition, our independent directors determine, at least annually, that the compensation that we contract to pay to our Business Manager is reasonable in relation to the nature and quality of services performed or to be performed, and is within the limits prescribed by our charter and applicable law. Our board does not believe that it requires a separate compensation committee at this time because we do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or our Real Estate Managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to our Business Manager or our Real Estate Managers under the business management agreement and real estate management agreements, respectively.
Code of Ethics
Our board has adopted a code of ethics applicable to our directors, officers and employees which is available on our website at www.inlanddiversified.com. In addition, printed copies of the code of ethics are available to any stockholder, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.
PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Our board has nominated the seven individuals set forth below to serve as directors. Messrs. Daniels, Grupe and Wurtzebach and Ms. Lawton have been nominated to serve as independent directors. Messrs. Lazarus and Parks and Ms. Gujral also have been nominated to serve as directors. The nominating and corporate governance committee recommended, and the board approved, these seven individuals to serve as members of the board on April 3, 2013.
If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each of the nominees. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.
The following sets forth each nominee's principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company. All ages are stated as of January 1, 2013. As used herein, “Inland” refers to some or all of the entities that are a part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which share ownership or have been sponsored and managed by IREIC or its subsidiaries.
Robert D. Parks, 69. Director and chairman of the board since June 2008. Mr. Parks has over forty years of experience in the commercial real estate industry, having been a principal of the Inland organization since May 1968. Mr. Parks is currently chairman of IREIC, a position he has held since November 1984. He has also served as a director of Inland Investment Advisors, Inc.

since June 1995, and served as a director of Inland Securities Corporation from August 1984 until June 2009. He served as a director of Inland Real Estate Corporation from 1994 through June 2008, and served as chairman of the board from May 1994 to May 2004 and president and chief executive officer from 1994 to April 2008. He also served as a director and chairman of the board of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 to March 2006, and as chief executive officer until December 2004, and as the chairman of the board and a director of Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.) from its inception in March 2003 to October 2010. Mr. Parks also has served as the chairman of the board and a director of Inland American Real Estate Trust, Inc. since its inception in October 2004.
Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.
Prior to joining Inland, Mr. Parks taught in Chicago's public schools. He received his bachelor degree from Northeastern Illinois University and his master's degree from the University of Chicago. He is a member of the National Association of Real Estate Investment Trusts, or “NAREIT.”
Lee A. Daniels, 70. Independent director since September 2008. Mr. Daniels brings to the board a depth of knowledge and experience regarding government and community relations, based on his more than forty five years of legal practice and government experience. Mr. Daniels founded Lee Daniels & Associates, LLC, a consulting firm for government and community relations, in February 2007. From 2007 to 2012 Mr. Daniels was a principal in a commercial real estate firm. From 1992 to 2006, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd, and previously had been an equity partner at Katten Muchin & Zavis from 1982 to 1991 and Daniels & Faris from 1967 to 1982. From 1971 to 1974, Mr. Daniels served as Special Assistant Attorney General for the State of Illinois. Mr. Daniels served as a member of the Illinois House of Representatives from 1975 to 2007, and was Speaker of the Illinois House of Representatives from 1995 to 1997 and the Republican Leader from 1983 to 2003.
Mr. Daniels has served as a director of Inland Real Estate Income Trust, Inc. since February 2012. Mr. Daniels currently serves on the Board of Governors and Healthcare Board of Trustees for Elmhurst Memorial Hospital (since 1981) and Haymarket Center in Chicago (since June 2010). Mr. Daniels previously served on boards of directors of Suburban Bank of Elmhurst and Elmhurst Federal Savings and Loan Association. Mr. Daniels received his bachelor degree from University of Iowa in Iowa City and received his law degree from The John Marshall Law School in Chicago, Illinois. Mr. Daniels serves as a Distinguished Fellow in the Political Science Department and Special Assistant to the President for Government and Community Relations at Elmhurst College.
Gerald W. Grupe, 74. Independent director since October 2009. Mr. Grupe founded Ideal Insurance Agency, Inc., serving as president and chief executive officer from June 1980 to June 2009. Ideal provides insurance program administration, claims administration and related services to public and quasi-public entities in Illinois, including representing the Volunteer Firemen's Insurance Services, for which Mr. Grupe served as regional director from June 1974 to June 2009. Mr. Grupe retired from Ideal in June 2009. In addition, Mr. Grupe served as the chairman of the board of the Illinois Public Risk Fund from 1984 to June 2006 and served as its treasurer from June 2006 to June 2009.
Brenda G. Gujral, 70. Director since June 2008, and president from June 2008 to May 2009. Ms. Gujral was appointed president of Inland Securities Corporation in January 2013; she previously served as the president and chief operating officer of Inland Securities Corporation from January 1997 to June 2009, and has been a director of Inland Securities Corporation since January 1997. Ms. Gujral is a director of IREIC and has served as its president since February 2012 (and served in that capacity from July 1987 through June 1992 and again from January 1998 through January 2011). In addition, Ms. Gujral served as the chief executive officer of IREIC from January 2008 to February 2012. Ms. Gujral has served as a director of Inland Investment Advisors, Inc., an investment advisor, since January 2001, and has served as a director (March 2003 to May 2012) and chief executive officer (June 2005 to November 2007) of Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.), as director (since June 2008) and as president (since its inception in October 2004 to September 2012) of Inland American Real Estate Trust, Inc. and as a director and chairman of the board (August 2011 to June 2012) of Inland Real Estate Income Trust, Inc. (formerly, Inland Monthly Income Trust, Inc.). Ms. Gujral also has been the chairman of the board (since May 2001) and the president (since May 2012) of Inland Private Capital Corporation formerly, Inland Real Estate Exchange Corporation) and a director of Inland Opportunity Business Manager & Advisor, Inc. since April 2009. Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.
Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication. Ms. Gujral works with internal and outside legal counsel in structuring IREIC's investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.
Ms. Gujral has been with the Inland organization for thirty-six years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission of the State of Oregon, establishing an office in Portland, to implement land use legislation for Oregon. Ms. Gujral graduated from California State University, in Fresno. She holds Series 7, 22, 39 and 63 certifications from FINRA, and is a member of NAREIT, the Investment Program Association and the Real Estate Investment Securities Association. Additionally, Ms. Gujral serves on the board of directors of the Disability Rights Center of the Virgin Islands, an organization that focuses on advancing the legal rights of people with disabilities in the U.S. Virgin Islands.
Heidi N. Lawton, 50. Independent director since July 2010. Since 1994, Ms. Lawton has also served as a member of the board of directors of Inland Real Estate Corporation (NYSE: IRC), the chairperson of IRC's compensation committee and a member of IRC's nominating and corporate governance committee and audit committee. Ms. Lawton is the managing broker and principal of Lawton Realty Group, Inc., a full service commercial real estate brokerage, development and management firm, which she founded in 1989. Ms. Lawton has over twenty years of experience acquiring, developing and managing, as well as arranging financing for large commercial properties.

Through her experiences she has developed skills in assessing risk and reading and writing financial reports. She has also successfully turned around failed developments and associations. Her areas of expertise include acquisitions for property development; structuring real estate investments, property conversions, and implementing value add strategies. Ms. Lawton has been licensed as a real estate professional since 1982 and served as president of the Northern Illinois Commercial Association of Realtors in 2009.
Barry L. Lazarus, 66. Director since October 2009, and our president and chief operating officer, as well as a director and the president of our Business Manager, since May 2009. Mr. Lazarus has been affiliated with the Inland organization for forty years. Mr. Lazarus originally joined the Inland organization in 1973, after three years in public accounting, His first position was controller and he was later promoted to treasurer. In 1979, he relocated to Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures. In October 1990, Mr. Lazarus rejoined Inland and became the president of Intervest Midwest Real Estate Corporation (“Intervest”), then an affiliate of The Inland Group, Inc. and in 1994 Mr. Lazarus's company Wisconsin and Southern Land Company, Inc. acquired Intervest from The Inland Group, Inc.
From January 1999 through December 2004, Mr. Lazarus was president and chief financial officer of Inland Retail Real Estate Trust, Inc. (“IRRETI”). In December 2004, he was also promoted to chief executive officer at which time he relinquished his position as chief financial officer. As chief financial officer, Mr. Lazarus structured the company's overall financial plan, including budgeting, arranging corporate lines of credit and development and permanent financing. As president, he coordinated the major operating divisions of IRRETI as well as the various entities providing services to IRRETI. He was part of the team of professionals that negotiated the merger and sale of IRRETI to Developers Diversified Real Estate Corporation (NYSE: DDR), which closed in February 2007. In May 2007, Mr. Lazarus became chief executive officer of Inland Atlantic Development Corporation, a private company providing development services in the Southeastern United States. Mr. Lazarus received his bachelor of business administration degree from the University of Wisconsin and is a certified public accountant.
Charles H. Wurtzebach, Ph.D., 63. Independent director since May 2009. Mr. Wurtzebach is currently the George L. Ruff Visiting Professor in Real Estate Studies in the Department of Real Estate at DePaul University in Chicago, Illinois, lecturing at both the undergraduate and graduate levels, participating in joint research projects with other faculty, and providing support to the DePaul Real Estate Center. Mr. Wurtzebach joined the faculty at DePaul University in January 2009. From 1999 to November 2008, Mr. Wurtzebach served as managing director and property chief investment officer of Henderson Global Investors (North America) Inc., where he was responsible for the strategic portfolio planning and the overall management of Henderson's North American business. This included responsibility for Henderson's overall product offerings including institutional equity, property, and retail equity and fixed interest. As property chief investment officer, Mr. Wurtzebach worked directly with Henderson's property portfolio managers developing client investment strategies. He also chaired Henderson's North American Property Investment and Management Committees. He was also a member of Henderson's Global Senior Management Team. Mr. Wurtzebach was president and chief executive officer of Heitman Capital Management from June

1994 to May 1998 and president of JMB Institutional Realty from June 1991 to June 1994. In these positions with Heitman and JMB, Mr. Wurtzebach actively supervised the financial risk exposure, financial reporting and internal control procedures of each company. In addition, Mr. Wurtzebach was the Director of the Real Estate and Urban Land Economics program within the Graduate School of Business at the University of Texas at Austin from 1974 to 1986.
Mr. Wurtzebach has co-authored or acted as co-editor of several books including Modern Real Estate, co-authored with Mike Miles, and Managing Real Estate Portfolios, co-edited with Susan Hudson-Wilson. Additional publication experience includes authoring numerous academic and professional articles. A frequent featured speaker at professional and academic gatherings, Mr. Wurtzebach was the 1994 recipient of the prestigious Graaskamp Award for Research Excellence presented by the Pension Real Estate Association and is a member of the American Real Estate Society and a past president and director of the Real Estate Research Institute. Mr. Wurtzebach obtained his bachelor degree from DePaul University, a master's degree in business administration from Northern Illinois University and a Ph.D in finance from the University of Illinois at Urbana.
RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the election of all seven nominees.
Independent Director Compensation
We pay our independent directors an annual fee of $30,000 plus $1,250 for each in-person meeting of the board and $750 for each meeting of the board attended by telephone. We also pay the chairperson of our audit committee an annual fee of $10,000 and the chairpersons of any other committee of our board, including any special committee, an annual fee of $7,500. We pay our independent directors $750 for each in-person meeting of each committee of the board and $500 for each meeting of each committee of the board attended by telephone. We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings. We do not compensate any director that also is an employee of our Company, our Business Manager or its affiliates.
The following table further summarizes compensation earned by the independent directors for the year ended December 31, 2012.

	Fees Earned in Cash ($)	All Other Compensation ($)	Total ($)
Lee A. Daniels	42,500	—	42,500
Gerald W. Grupe	33,350	—	33,350
Heidi N. Lawton	36,500	—	36,500
Charles H. Wurtzebach	41,700	—	41,700

Meetings of the Board of Directors, Audit Committee and Stockholders
During the year ended December 31, 2012, our board met 16 times, the audit committee met five times and the nominating and corporate governance committee met three times. Each of our directors attended at least 75% of the aggregate amount of the meetings of the board during the period for which he or she was a director, and any committee on which he or she served, in 2012. We encourage our directors to attend our annual meetings of stockholders, and in 2012, each director did so attend.

EXECUTIVE COMPENSATION
Executive Officers
The board of directors annually elects our executive officers. These officers may be terminated at any time. Information about our each of executive officers, with the exception of Mr. Lazarus, whose biography is included above, follows. All ages are stated as of January 1, 2013.
Roberta S. Matlin, 68. Our vice president since September 2008, and the vice president of our Business Manager since May 2009. Ms. Matlin also served as the president of our Business Manager from June 2008 to May 2009.
Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations. Ms. Matlin also has been a director of Inland Private Capital Corporation since May 2001, a vice president of Inland Institutional Capital Partners Corporation since May 2006 and a director since August 2012. She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995, and a director and president of Inland Securities Corporation from July 1995 to March 1997 and director and vice president since April 1997. Ms. Matlin has served as a director of Pan American Bank since December 2007 and since 2008 Ms. Matlin has served as vice president of administration of Inland Diversified Real Estate Trust, Inc. and also has served as the president of Inland Diversified Business Manager & Advisor, Inc. from June 2008 through May 2009 and is currently its vice president. Since April 2009 she has served as president of Inland Opportunity Business Manager & Advisor, Inc. She has served as vice president of administration of Inland American Real Estate Trust, Inc. since its inception in October 2004. She served as president of Inland American Business Manager & Advisor from October 2004 until January 2012. She has served as vice president of administration of Inland Real Estate Income Trust, Inc. and IREIT Business Manager & Advisor, Inc. since August 2011. Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004.
Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois in Champaign. She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA, and is a member of REISA.
Steven T. Hippel, 41. Our chief financial officer as well as the chief financial officer of our Business Manager since July of 2012. In addition, Mr. Hippel has been our chief accounting officer as well as the chief accounting officer of our Business Manager since November 2009. From September 2004 to May 2009, Mr. Hippel served as the senior vice president and chief financial officer of ORIX Real Estate Capital, Inc., a wholly owned subsidiary of ORIX USA Corporation. Mr. Hippel directed all corporate and partnership financial reporting, accounting, treasury and tax compliance for ORIX's nationwide portfolio of commercial and residential real estate development and investment assets, mortgage loan receivables and third-party investment management assets. Prior to joining ORIX, Mr. Hippel was employed by Shorenstein Company from January 2002 to September 2004, serving as the vice president of finance and accounting from March 2003 to September 2004. At Shorenstein, Mr. Hippel oversaw the accounting, reporting, and operational requirements for three investment funds. Mr. Hippel also worked with Deloitte & Touche in their Chicago-based real estate practice from June 1995 to December 2001, where he served as an audit and advisory manager from August 2000 to December 2001.
Mr. Hippel received his bachelor degree in economics, with honors, from Williams College in Williamstown, Massachusetts and his Master of Science degree in accountancy from DePaul University in Chicago, Illinois. Mr. Hippel is a certified public accountant and a member of the American Institute of Certified Public Accountants, the Illinois CPA Society, and the International Council of Shopping Centers.
Cathleen M. Hrtanek, 36. Our secretary, and the secretary of our Business Manager, since September 2008. Ms. Hrtanek joined Inland in 2005 and is an associate counsel and vice president of The Inland Real Estate Group, Inc. In her capacity as associate counsel, Ms. Hrtanek represents many of the entities that comprise the Inland Real Estate Group of Companies on a variety of legal matters. She is also a member of the audit committee for the two public partnerships sponsored by IREIC. Ms. Hrtanek also has served as the secretary of Inland Monthly Income Trust, Inc. since August 2011, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of Inland Private Capital Corporation (formerly, Inland Real Estate Exchange Corporation) since August 2009. Prior to joining Inland, Ms. Hrtanek had been employed by Edwards Wildman Palmer LLP (formerly, Wildman Harrold Allen & Dixon LLP) in Chicago, Illinois since September 2001. Ms. Hrtanek has been admitted to practice law in the State of Illinois and is a licensed real estate broker. Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University Chicago School of Law.
Compensation of Executive Officers
All of our executive officers are officers of IREIC or one or more of its affiliates and are compensated by those entities, in part, for services rendered to us. We neither compensate our executive officers nor reimburse either our Business Manager or Real Estate Managers for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Business Manager, our Real Estate Managers or their respective affiliates; provided that, for these purposes, a corporate secretary is not be considered an “executive officer.” As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers and has not included a “Compensation Discussion and Analysis,” a report from our board of directors with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. The fees we pay to the Business Manager and Real Estate Managers under the business management agreement or the real estate management agreements, respectively, are described in more detail under “Certain Relationships and Related Transactions.”

In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers. We also may, from time to time, grant restricted shares of our common stock to one or more of our officers. If we decide to pay our named executive officers in the future, the board of directors will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable to the executive officers with respect to the current or future value of our shares. In addition, the board will include the non-binding stockholder advisory votes on executive compensation and on the frequency of stockholder votes on executive compensation in the relevant proxy statement as required pursuant to Section 14A of the Exchange Act.
Certain Relationships and Related Transactions
Set forth below is a summary of the material transactions between the Company and various affiliates of IREIC, including our Business Manager and Real Estate Managers, during the year ended December 31, 2012.
Business Management Agreement
We have entered into a business management agreement with Inland Diversified Business Manager & Advisor, Inc., which serves as our Business Manager with responsibility for overseeing and managing our day-to-day operations. Subject to satisfying the criteria described below, we pay our Business Manager a quarterly business management fee equal to a percentage of our “average invested assets,” calculated as follows: (1) if we have declared distributions during the prior calendar quarter just ended, in an amount equal to, or greater than, an average 7% annualized distribution rate (assuming a share was purchased for $10.00), we pay a fee equal to 0.1875% of our “average invested assets” for that prior calendar quarter; (2) if we have declared distributions during the prior calendar quarter just ended, in an amount equal to, or greater than, an average 6% annualized distribution rate but less than an average 7% annualized distribution rate (in each case, assuming a share was purchased for $10.00), we pay a fee equal to 0.1625% of our “average invested assets” for that prior calendar quarter; (3) if we have declared distributions during the prior calendar quarter just ended, in an amount equal to, or greater than, an average 5% annualized distribution rate but less than an average 6% annualized distribution rate (in each case, assuming a share was purchased for $10.00), we pay a fee equal to 0.125% of our “average invested assets” for that prior calendar quarter; or (4) if we do not satisfy the criteria in (1), (2) or (3) above in a particular calendar quarter just ended, we do not, except as set forth below, pay a business management fee for that prior calendar quarter. Assuming that (1), (2) or (3) above is satisfied, our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount that may be paid. If the Business Manager decides to accept less in any particular quarter, the excess amount that is not paid may, in the Business Manager's sole discretion, be waived permanently or accrued, without interest, to be paid at a later point in time.     For the year ended December 31, 2012, because we declared distributions during each calendar quarter in an amount equal to 6% per annum, the Business Manager was entitled to a business management fee in an amount equal to approximately $9.2 million, of which approximately $7.7 million was permanently waived and $1.5 million was paid or accrued.

As used herein, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, real estate assets, as well as amounts invested in consolidated and unconsolidated joint ventures or other partnerships, REITs and other real estate operating companies, before reserves for amortization and depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter. Notwithstanding the above, “average invested assets” excludes, for these purposes, any investments in securities, including any non-controlling interests in REITs or other real estate operating companies, for which a separate investment advisor fee is paid.
After stockholders have first received, on an aggregate basis, from distributions from all sources, a 10% per annum cumulative, non-compounded return on, plus return of, aggregate “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of our real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary. For these purposes, “invested capital” means the aggregate original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale or financing of our real estate assets. Net sales proceeds will be calculated after paying any property disposition fee to Inland Real Estate Brokerage, Inc. or Inland Partnership Property Sales Corporation. We did not satisfy the conditions necessary for the payment of an incentive fee, and thus did not incur any incentive fees, during the year ended December 31, 2012.
Upon a “liquidity event,” we will pay our Business Manager a listing fee equal to 15% of the amount by which (1) the “market value” of the outstanding shares of our common stock, or the common stock of our subsidiary, plus the total distributions paid to stockholders from inception until the date that market value is determined exceeds (2) the aggregate invested capital, less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them the “priority return” from inception through the date that market value is determined. In the event that, at the date of determination, stockholders have not received a return of capital plus the priority return, less any distributions of net sales or financing proceeds, the fee will be paid at the time that we have paid the total distributions required to be paid to our stockholders in order to pay them the priority return, calculated as described herein. The obligation to pay this fee will terminate if we acquire our Business Manager prior to a liquidity event. The terms “liquidity event,” “market value” and “priority return” are defined in our business management agreement. We did not experience a “liquidity event,” and thus did not incur a listing fee, during the year ended December 31, 2012.
Real Estate Management Agreements
We have entered into real estate management agreements with each of our Real Estate Managers, under which our Real Estate Managers and their affiliates manage or oversee each of our real properties. For each property that is managed directly by any of our Real Estate Managers or their affiliates, we pay the applicable Real Estate Manager a monthly fee of up to 4.5% of the gross income from each property the entity manages. The applicable Real Estate Manager determines, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 4.5% limitation. This fee may be increased, subject to the approval of a majority of our independent directors, for certain properties. For the year ended December 31, 2012, we incurred real estate management fees in an aggregate amount equal to approximately $5.6 million.
If we acquire a property that will be managed directly by entities other than our Real Estate Managers or their affiliates, such as any healthcare-related properties and lodging properties which must be operated by third parties to ensure proper treatment of the income generated by these properties under the applicable REIT rules or that will be owned through a joint venture, or if we acquire a property as a result of acquiring interests in other REITs or real estate operating companies, we will pay the applicable Real Estate Manager a monthly oversight fee of up to 1% of the gross income from the applicable property. The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 1% limit. We also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers. In addition, with respect to any property that is managed directly by entities other than our Real Estate Managers or their affiliates and does not generate income, such as properties that are newly constructed, are under development or construction, or have not yet been developed, we may pay a monthly oversight fee based upon the “hourly billing rate” of the applicable Real Estate Manager, multiplied by the number of hours spent by its employees in providing oversight services for us in respect of that property. In no event will our Real Estate Managers receive both a real estate management fee and an oversight fee with respect to a particular property. In addition, except as otherwise approved by a majority of our independent directors, the total fees paid to our Real Estate Managers for managing a particular property, including oversight fees, may not exceed 4.5% of the gross income generated by the applicable property. During the year ended December 31, 2012, we did not incur any oversight fees or related expenses.
Dealer Manager Agreement
We were a party to a dealer manager agreement with Inland Securities Corporation (“Inland Securities”), the dealer manager for our “best efforts” offering which terminated on August 23, 2012. Inland Securities was entitled to receive a selling commission equal to 7.5% of the sale price for each share sold in the “best efforts” offering and a marketing contribution equal to 2.5% of the gross offering proceeds from shares sold in the “best efforts” offering. We also reimbursed Inland Securities for bona fide out-of-pocket, itemized and detailed due diligence expenses, in amounts up to 0.5% of the gross offering proceeds. These expenses could, in our sole discretion, have also been reimbursed from amounts paid or reallowed as a marketing contribution, or could have been reimbursed by us as “issuer costs.” For the year ended December 31, 2012, we incurred selling commissions and a marketing contribution totaling approximately $37.7 million and $13.3 million, respectively, and did not reimburse any bona fide out-of-pocket, itemized and detailed due diligence expenses. Inland Securities reallowed, in the aggregate, approximately $42.1 million of these fees.
In addition, we reimbursed IREIC, its affiliates and third parties for any issuer costs that they paid on our behalf, including any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution, in an amount not to exceed 1.5% of the gross offering proceeds. For the year ended December 31, 2012, these costs totaled approximately $3.0 million.
Other Fees and Expense Reimbursements
We reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, such as Inland Real Estate Acquisitions, Inc. (“IREA”), Inland Institutional Capital Partners Corporation and their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets. We may not, however, reimburse expenses that exceed the greater of 6% of the contract price of any real estate asset or, in the case of a loan, 6% of the funds advanced. For the year ended December 31, 2012, we reimbursed approximately $2.0 million in acquisition expenses.
We pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we pay Inland Mortgage Brokerage Corporation and Inland Commercial Mortgage Corporation 0.2% of the principal amount of each loan placed for us by either entity. During the year ended December 31, 2012, we incurred approximately $0.2 million in loan servicing fees and approximately $1.1 million in loan placement fees.
We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in securities. We pay fees at an annual rate equal to 1% of the first $1 to $5 million of securities under management, 0.85% of securities from $5 to $10 million, 0.75% of securities from $10 to $25 million, 0.65% of securities from $25 to $50 million, 0.60% of securities from $50 to $100 million and 0.50% of securities above $100 million. Assets under management are determined based on the aggregate carrying value of the securities as reported on the applicable broker's monthly statement or report. During the year ended December 31, 2012 we incurred approximately $0.3 million in investment advisory fees.
We reimburse IREIC, our Business Manager, our Real Estate Managers and their respective affiliates for any expenses that they pay or incur in providing ancillary services to us. During the year ended December 31, 2012 we reimbursed approximately $1.1 million to IREIC, our Business Manager and their respective affiliates.
We reimburse a related party of the Business Manager for costs incurred for construction oversight provided to us relating to our joint venture redevelopment project. We did not incur any reimbursements for these costs during the year ended December 31, 2012.
We may pay a property disposition fee to Inland Real Estate Brokerage, Inc. or Inland Partnership Property Sales Corporation in an amount equal to the lesser of: (1) 3% of the contract sales price of the property; or (2) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We did not incur any property disposition fees during the year ended December 31, 2012.

Other Related Party Transactions
As of December 31, 2012, we owed approximately $2.5 million to IREIC and its affiliates related to advances used to pay administrative and offering costs and certain accrued expenses which are included in due to related parties. These amounts represent non-interest bearing advances by IREIC and its affiliates, which we intend to repay.
We had a bank account with Inland Bank and Trust, a subsidiary of Inland Bancorp, Inc., which is an affiliate of The Inland Real Estate Group, Inc. which was closed on November 28, 2012.
We had established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock in our “best efforts” offering at $9.00 per share. We sold 294,331 shares to related parties and recognized an expense related to these discounts of approximately $0.3 million for the year ended December 31, 2012.
We are a member of a limited liability company formed as an insurance association captive, which is owned in equal proportions by us and four other REITs sponsored by IREIC and serviced by an affiliate of our Business Manager. We entered into this insurance captive in 2009, to stabilize insurance costs, manage our exposures and recoup expenses through the functions of the captive program.
At December 31, 2012, we owned 75,000 shares of common stock of Inland Real Estate Corporation, valued at approximately $0.6 million as of December 31, 2012, and 1,000 shares of common stock in the Inland Real Estate Group of Companies, with a recorded value of $1,000 at December 31, 2012.
Policies and Procedures with Respect to Related Party Transactions
We may not engage in transactions with entities sponsored by, or affiliated with, IREIC unless a majority of our board of directors, including a majority of our independent directors, finds the transaction to be fair and reasonable and on terms no less favorable to us than those from an unaffiliated party under the same circumstances. Our board also has adopted a policy prohibiting us from engaging in the following types of transactions with these entities:

•
purchasing real estate assets from, or selling real estate assets to, any IREIC-affiliated entities (this excludes circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);

•
making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and

•	investing in joint ventures with any IREIC-affiliated entities.

This policy does not impact agreements or relationships between us and IREIC and its affiliates that relate to the day-to-day management of our business or our offering of securities.
Further, if we decide, at some point in the future, to internalize our management functions, our Business Manager and Real Estate Managers have agreed to a limit on the purchase price for those entities and the form of the consideration if we decide to internalize our management functions by acquiring our Business Manager and Real Estate Managers in connection with a liquidity event. For these purposes, a “liquidity event” means: a listing our shares, or the shares of one of our subsidiaries, on a national securities exchange; selling all or substantially all of our assets; or entering into a merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange. More specifically, in no event may the aggregate payment for these entities exceed two times the amount of the maximum business management fee that could be paid to the Business Manager during the four completed fiscal quarters prior to closing the transaction (specifically, the sum of 0.1875% of our average invested assets for each of the preceding four calendar quarters multiplied by two). Further, in no event may the aggregate payment exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction, giving effect to any property acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction. In addition, we will issue shares of our common stock, rather than cash, to pay the purchase price. In calculating the purchase price, we will exclude any costs or expenses of the internalization transaction that we may agree to pay or reimburse for either: (1) costs and expenses our Business Manager or Real Estate Managers have incurred on our behalf; or (2) costs and expenses our Business Manager or Real Estate Managers incur directly in connection with the internalization transaction.

AUDIT COMMITTEE REPORT
The following Audit Committee Report does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.
The Company's management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with GAAP, designing and implementing a system of internal controls and procedures designed to ensure compliance with GAAP and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our year-end financial statements. The audit committee is responsible for monitoring and reviewing these procedures and processes. The audit committee is comprised of three independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee's charter. The board has determined that Mr. Wurtzebach qualifies as an “audit committee financial expert” as defined by the SEC. The members of the audit committee are not professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to our financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with GAAP.
During the year ended December 31, 2012, the audit committee met five times. At these meetings, the members of the audit committee met with representatives of the members of the Company's management and with the Company's independent registered public accounting firm, KPMG LLP (“KPMG”). The committee discussed numerous items at these meetings including KPMG's responsibilities to the Company and its audit plan for the year ended December 31, 2012.
The audit committee also has reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2012 with the Company's management. Management has advised the committee that each set of financial statements reviewed had been prepared in accordance with GAAP, and reviewed significant accounting and disclosure issues with the committee.
The audit committee also discussed with KPMG all of the matters required by generally accepted auditing standards, including those described in Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee obtained a formal written statement from KPMG, describing all relationships between KPMG and the Company that might bear on KPMG's independence. In addition the audit committee discussed any relationships that may have an impact on KPMG's objectivity and independence and reviewed audit and non-audit fees paid to KPMG and the written disclosures and letter from KPMG to the committee, as required by the PCAOB Ethics and Independence Rule

3526, Communication with Audit Committees Concerning Independence. The audit committee has concluded that KPMG is independent from the Company.
Based on the above-mentioned review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

The Audit Committee
Charles H. Wurtzebach, Chairman Lee A. Daniels Heidi N. Lawton
Independent Registered Public Accounting Firm
The audit committee has selected KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2013. Representatives of KPMG will attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.
Fees to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2012 and 2011, together with fees for audit-related services and tax services rendered by KPMG for the years ended December 31, 2012 and 2011, respectively.

Description	Year ended December 31,
	2012	2011
Audit fees(1)	$913,969	$749,750
Audit-related fees	—	—
Tax fees(2)	$140,000	$60,000
All other fees	—	—
TOTAL	$1,053,969	$809,750

(1)
Audit fees consist of fees paid for the audit of our annual financial statements included in our quarterly reports on Form 10-Q, as well as fees relating to registration statements and the audits of Historical Summary of Gross Income and Direct Operating Expenses of properties acquired.

(2)	Tax fees are comprised of tax compliance fees.

Approval of Services and Fees
Our audit committee has reviewed and approved all of the fees charged by KPMG, and actively monitors the relationship between audit and non-audit services provided by KPMG. The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2012 and 2011, respectively, were consistent with maintaining KPMG's independence. Accordingly, the audit committee has approved all of the services provided by KPMG. As a matter of policy, the Company will not engage its primary independent registered public accounting firm for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services and other permissible non-audit services except as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The policy also includes limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC's auditor independence rules are satisfied.
Under the policy, the audit committee must pre-approve any engagements to render services provided by the Company's independent registered public accounting firm and the fees charged for these services including an annual review of audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the audit committee will periodically monitor the levels of fees charged by KPMG and compare these fees to the amounts previously approved. The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our current or former officers or employees, or the current or former officers or employees of our subsidiaries, participated in any deliberations of our board of directors concerning executive officer compensation during the year ended December 31, 2012. In addition, during the year ended December 31, 2012, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING
We have not received any stockholder proposals for inclusion in this year's proxy statement. Stockholders may nominate director candidates and make proposals to be considered at our annual meeting to be held in 2014.
Recommendations for Director Candidates
The Company plans to elect directors again at next year's annual meeting. Nominations for director positions will be made by our nominating and corporate governance committee. With respect to candidates recommended by stockholders, recommendations must be submitted in accordance with the procedures specified in Section 9 of Article II of our bylaws. Generally, this requires that the stockholder send certain information about the candidate to our secretary not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the proxy statement for the preceding year's annual meeting. For our annual meeting to be held in 2014, a stockholder must provide written notice of a candidate recommendation not earlier than December 17, 2013 and not later than January 16, 2014, to our corporate secretary, c/o Inland Diversified Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. Candidate recommendations submitted in accordance with the procedures specified in Article II, Section 9 of our bylaws. A copy of our bylaws may be obtained by written request to our corporate secretary at the same address.
Other Stockholder Proposals
Stockholders intending to present any other proposal for action by the stockholders at an annual meeting are subject to the same notice provisions under our bylaws as discussed above. Accordingly, for our annual meeting to be held in 2014, a stockholder must provide written notice of a proposal not earlier than December 17, 2013 and not later than January 16, 2014.
Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or affect a stockholder's right to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary date of our proxy statement for the previous year's annual meeting. For our annual meeting to be held in 2014, stockholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than December 17, 2013.
Each of these stockholder proposals should be submitted in writing and addressed to our corporate secretary, c/o Inland Diversified Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

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YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
PROXIES WILL SAVE US THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.
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INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – JUNE 12, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder of Inland Diversified Real Estate Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Roberta S. Matlin and Cathleen M. Hrtanek as proxies for the undersigned, and each of them, each with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on June 12, 2013, at 10:00 a.m. central time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Please mark vote as indicated in this example **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" OF THE NOMINEES FOR DIRECTOR.

1. ELECTION OF DIRECTORS:

		FOR ALL	WITHHOLD ALL
01. LEE A. DANIELS	05. BARRY L. LAZARUS	☐	☐
02. GERALD W. GRUPE	06. ROBERT D. PARKS		
03. BRENDA G. GUJRAL	07. CHARLES H. WURTZEBACH		
04. HEIDI N. LAWTON			

(INSTRUCTION: To withhold authority to vote for any specific nominee(s), mark "For All" and strike a line through that nominee(s') name(s) or number(s) in the list above.)

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON. ☐

Date:________________________, 2013

Signature

Signature (if held jointly)

Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

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